EXHIBIT 2.2


                     SHARE SALE AGREEMENT DEED OF VARIATION


                                  by and among


                                 IA GLOBAL INC.


                                       and


                            IA GLOBAL ACQUISITION CO.


                                       and


               QUIKCAT AUSTRALIA PTY LIMITED (ABN 82 106 946 043)


                                       and


                                MARIE-ROSE PONTRE


                                   dated as of


                                9 February, 2005

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                     SHARE SALE AGREEMENT DEED OF VARIATION

         THIS SHARE SALE AGREEMENT DEED OF VARIATION ("Variation Deed") is made and entered into as of this 9th day of February, 2005 between IA Global Inc., ("IAO"), IA Global Acquisition Co., ("IGA") (each being a corporation organized and existing under the laws of the State of Delaware), QuikCAT Australia Pty Limited (ABN 82 106 946 043) of 3/56 Mount Street, Perth, Western Australia 6005 Australia ("QCA") and Marie-Rose Pontre of the same address ("Pontre") (collectively, the "Parties" and each a "Party").

         All capitalized terms used in this Variation Deed but not otherwise defined shall have the respective meanings ascribed to them in the Share Sale Agreement between the Parties dated 15 September 2004 (the "Share Sale Agreement").

         The Parties agree as follows:

SECTION 1. Definitions: In this Variation Deed:

         "Asset Purchase Agreement" means the Asset Purchase Agreement between the Company, IAO and Nanocat (Singapore) Pte Limited, dated on or about the date of this Variation Deed.

         "Effective Date" means the date of execution of the Asset Purchase Agreement.

         "Share Sale Agreement" has the meaning given to it in the preamble to this Variation Deed.

         "Taxes" has the meaning given to it in the Asset Purchase Agreement.

SECTION 2. Variation: On and from the Effective Date, the Parties agree that the Share Sale Agreement is varied as follows:

(a) clause 2(b) is deleted in its entirety and replaced as follows:

         "In consideration of:

         (i)      QCA entering into this agreement with IAO;

         (ii) the issue by QCA to IAO of secured promissory notes in the form of the promissory notes in Schedule Two (NEW QCA NOTES); and

         (iii) the payment by QCA (or procurement by QCA of payment) of the sum of US$75,000 to IAO by wire transfer of immediately available funds as at the date of execution of the Asset Purchase Agreement between IA Global Inc., IA Global Acquisition Co. and QuikCAT (Singapore) Pte Limited,

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         IAO agrees that the Current QCA Notes will be of no further force or effect and are hereby cancelled and replaced by the New QCA Notes.";
         and

(b) that part of Schedule Two (New QCA Notes):

         (i) containing the form headed "Redeemable Note Certificate #003" is deleted in its entirety; and

         (ii) containing the form headed "Redeemable Note Certificate #004" is deleted in its entirety and replaced with a form of redeemable note in all respects identical to the form of redeemable note replaced except that the reference to "US$75,000" shall instead be a reference to "US$25,000" in the new substituted note, with all other terms and conditions of the Share Sale Agreement continuing to apply.

SECTION 3. REPRESENTATIONS AND WARRANTIES:

(a) Each Party represents and warrants to each other Party that it has full power and authority to enter into and perform its obligations under this Variation Deed, it has taken all necessary action to authorise the signing, delivery and performance of this Variation Deed in accordance with its terms and this Variation Deed constitutes its legal, valid and binding obligations and is enforceable in accordance with its terms.

(b) No Party has entered into this Variation Deed in reliance on any representation, warranty, promise or statement made by another Party, or any other person on behalf of a Party, other than those set out in this Variation Deed.

SECTION 4. TAX, COSTS AND EXPENSES:

(a) QCA must pay any Taxes which arise from or in relation to this Variation
Deed.

(b) Subject to sub-section (a) above, each Party must pay its own costs of preparing and negotiating this Variation Deed and of performing its obligations under it, unless this Variation Deed provides otherwise.

SECTION 5. GENERAL

(a) The laws of the State of Delaware govern this Variation Deed and each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of that state.

(b) This Variation Deed may be amended only by a written document signed by the Parties. A waiver of a provision of this Variation Deed or a right or remedy arising under it, including this clause, must be in writing and signed by the Party granting the waiver. A single or partial exercise of a right does not preclude a further exercise of that right or the exercise of another right. Failure by a Party to exercise a right or delay in exercising that right does not prevent its

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exercise or operate as a waiver. A waiver is only effective in the specific instance and for the specific purpose for which it is given.

(c) The rights and remedies of a Party under this Variation Deed do not exclude any other right or remedy provided by law.

(d) Each Party must do all things necessary to give full effect to this Variation Deed and the transactions contemplated by it.

(e) This Variation Deed supersedes all previous agreements about its subject matter and embodies the entire agreement between the Parties.

(f) A Party may not assign this Variation Deed or otherwise transfer the benefit of it or a right or remedy under it, without the prior written consent of the other Parties.

(g) This Variation Deed may be signed in any number of counterparts and all those counterparts together make one instrument.

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SIGNED SEALED AND DELIVERED as a deed.

                                        IA GLOBAL, INC.


                                        By: /s/ Alan Margerison
                                            ------------------------------------
                                            Name:  Alan Margerison
                                            Title: Chief Executive Officer



                                        IA GLOBAL ACQUISITION CO.


                                        By: /s/ Alan Margerison
                                            ------------------------------------
                                            Name:  Alan Margerison
                                            Title: Chief Executive Officer



                                        QUIKCAT AUSTRALIA PTY LIMITED.


                                        By: /s/ Mark Jenkins
                                            ------------------------------------
                                            Name:  Mark Jenkins
                                            Title: Chairman



                                        MARIE-ROSE PONTRE.


                                        By: /s/ Marie Rose Pontre
                                            ------------------------------------
                                            Name:  Marie Rose Pontre

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